Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form F1 of G Medical Innovations Holdings Ltd. of our report dated April 21, 2021, which is contained in the Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Tel Aviv, Israel	/s/ Ziv Haft
January 31, 2022	Certified Public Accountants (Isr.)
BDO Member Firm